EXHIBIT 23

                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the M. A. Hanna Company Voluntary Non-Qualified Deferred Compensation Plan of our report
dated   January  31,  1995,  with  respect  to  the  consolidated
financial statements and schedule of M. A. Hanna Company and subsidiaries for the year ended December 31, 1994, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



/s/Ernst & Young LLP
Ernst & Young LLP


Cleveland, Ohio
May 13, 1997

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                 CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Non-Qualified Deferred Compensation Plan) of
M.A. Hanna Company of our report dated   January  29,  1997 appearing
on page 38 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-2 of this Form 10-K.



/s/Price Waterhouse LLP
Price Waterhouse  LLP


Cleveland, Ohio
May 9, 1997